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Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated March 7, 2000 included in ImageMax, Inc.'s Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this Registration Statement.


                                          /s/ARTHUR ANDERSEN LLP

Philadelphia, Pennsylvania
January 22, 2001